As filed with the Securities and Exchange Commission on August 2, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MERCER INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Washington	47-0956945
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Suite 1120, 700 West Pender Street

Vancouver, British Columbia

Canada, V6C 1G8

(604) 684-1099

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive office)

Juan Carlos Bueno

Mercer International Inc.

Suite 1120, 700 West Pender Street

Vancouver, British Columbia

Canada, V6C 1G8

(604) 684-1099

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

H.S. Sangra, Esq. Sangra Moller LLP 1000 Cathedral Place, 925 West Georgia Street Vancouver, B.C. V6C 3L2 (604) 662-8808	Andrew Bond, Esq. Sheppard, Mullin, Richter & Hampton LLP 1901 Avenue of the Stars, Suite 1600 Los Angeles, CA 90067 (310) 228-3700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION, DATED AUGUST 2, 2022.

MERCER INTERNATIONAL INC.

$750,000,000

Debt Securities

Common Stock

Preferred Stock

Warrants to Purchase Common Stock or Debt Securities

Any Combination of the Above

From time to time, we may offer and sell in one or more offerings:

•	debt securities;

•	shares of our common stock, par value $1.00 per share;

•	preferred stock, par value $1.00 per share;

•	warrants to purchase common stock or debt securities; or

•	any combination of the above.

We may sell any combination of these securities in one or more offerings, up to an aggregate offering price of $750,000,000, in amounts, at prices and on terms to be determined at the time of each offering thereof. Each time we offer securities using this prospectus, we will provide specific terms of the securities and the offering in one or more supplements to this prospectus. The prospectus supplements may also add to, update or change information in this prospectus and will also describe the specific manner in which we will offer the securities. The securities may be offered separately or together in any combination and as a separate series.

This prospectus may not be used by us to sell securities unless accompanied by a prospectus supplement. You should carefully read this prospectus and any prospectus supplement, including the information incorporated by reference, before you invest in any of our securities.

This prospectus may not be used to consummate a sale of securities unless accompanied by a prospectus supplement.

Our common stock is listed on the NASDAQ Global Select Market under the symbol “MERC”.

Investing in the securities described in this prospectus involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained on page 3 of this prospectus and any risk factors set forth in each applicable prospectus supplement and in the documents incorporated or deemed to be incorporated by reference into this prospectus or any applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any State securities commission has approved or disapproved of these securities or passed upon the adequacy of accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable fees, commissions or discounts and over-allotment options. The price to the public of such securities and our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

The date of this prospectus is August 2, 2022.

(i)

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or “SEC”, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell debt securities, common stock, preferred stock, warrants to purchase common stock or debt securities or any combination of these securities in one or more offerings up to an aggregate offering price of $750,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide you with a prospectus supplement that will contain more specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. In addition, any prospectus supplement relating to a particular offering may be updated or supplemented. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to these offerings. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement, together with additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”, before buying any of the securities being offered.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized any other person to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it.

The distribution of this prospectus and any offering of securities may be restricted by law in certain jurisdictions. You should inform yourself about, and observe, any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation. You should assume that the information in this prospectus or any applicable prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security.

In this prospectus, please note the following:

•

references to “we”, “our”, “us”, the “Company” or “Mercer” mean Mercer International Inc. and its subsidiaries, unless the context clearly suggests otherwise, and references to “Mercer Inc.” mean Mercer International Inc. excluding its subsidiaries;

•	references to “$” or “dollars” shall mean U.S. dollars, which is our reporting currency, unless otherwise stated; “€” refers to euros; and “C$” refers to Canadian dollars;

•	references to “NBHK” mean northern bleached hardwood kraft;

•	references to “NBSK” mean northern bleached softwood kraft;

•	references to “ADMTs” mean air-dried metric tonnes;

•	references to “MW” mean megawatts and “MWh” mean megawatt hours;

•	references to “Mfbm” mean thousand board feet;

•	references to “MMfbm” mean million board feet; and

•	our lumber metrics are converted from cubic meters to Mfbm using a conversion ratio of 1.6 cubic metres of lumber equaling one Mfbm, which is the ratio commonly used in the industry.

Due to rounding, numbers presented throughout this document may not add up precisely to the totals we provide and percentages may not precisely reflect the absolute figures.

RISK FACTORS

An investment in our securities involves a number of risks. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K on file with the SEC, as revised or supplemented by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC since the filing of our most recent Annual Report on Form 10-K, all of which are on file with the SEC and are incorporated by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Our business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The price of the securities offered under this prospectus and the applicable prospectus supplement, could decline due to any of these risks, and you may lose all or part of your investment.

The discussion of risks includes or refers to forward-looking statements and you should read the explanation of the qualifications and limitations on such forward-looking statements discussed below.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference in this prospectus contains, and any prospectus supplement may contain, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements in this prospectus and any accompanying prospectus supplement, including those incorporated by reference, that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, or words of similar meaning, or future or conditional verbs, such as “will”, “should”, “could”, or “may”, although not all forward-looking statements contain these identifying words.

Forward-looking statements provide our expectations or predictions of future conditions, events or results. They are not guarantees of future performance. By their nature forward-looking statements are subject to risks and uncertainties. These statements speak only as of the date they are made. Except as required by law, we assume no responsibility for updating any forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements were made. There are a number of important factors, many of which are beyond our control that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to, the following:

Risks Related to our Business

•	our business, financial condition and results of operations could be adversely affected by disruptions in the global and European economies caused by Russia’s invasion of Ukraine;

•	the ongoing COVID-19 pandemic could materially affect our business, financial position and results of operations;

•	our business is highly cyclical in nature;

•	cyclical fluctuations in the price and supply of our raw materials, particularly fiber, could adversely affect our business;

•	we face intense competition in the forest products industry;

•	our business is subject to risks associated with climate change and social and government responses thereto;

•

if we are unable to offer products certified to globally recognized forestry management and chain of custody standards or meet customers’ product specifications, it could adversely affect our ability to compete;

•	our operations require substantial capital and we may be unable to maintain adequate capital resources to provide for such capital requirements;

•	trends in non-print media and changes in consumer health habits regarding the use of paper have and are expected to continue to adversely affect the demand for market pulp;

•	fluctuations in prices and demand for lumber could adversely affect our business;

•	our wood products segment lumber products are vulnerable to declines in demand due to competing technologies or materials;

•	we have limited control over the operations of the Cariboo mill;

•	we may experience material disruptions to our production;

•	future acquisitions may result in additional risks and uncertainties in our business;

•	we are subject to risks related to our employees;

•	we are dependent on key personnel;

•	if our long-lived assets become impaired, we may be required to record non-cash impairment charges that could have a material impact on our results of operations;

•	our insurance coverage may not be adequate;

•	we rely on third parties for transportation services;

•	failures or security breaches of our information technology systems could disrupt our operations and negatively impact our business;

Risks Related to our Debt

•	our level of indebtedness could negatively impact our financial condition, results of operations and liquidity;

•

changes in credit ratings issued by nationally recognized statistical rating organizations could adversely affect our cost of financing and have an adverse effect on the market price of our securities;

•	we are exposed to interest rate fluctuations;

Risks related to Macro-economic Conditions

•

a weakening of the global economy, including capital and credit markets, could adversely affect our business and financial results and have a material adverse effect on our liquidity and capital resources;

•	we are exposed to currency exchange rate fluctuations;

•

political uncertainty, an increase in trade protectionism or geo-political conflict could have a material adverse effect on global macro-economic activities and trade and adversely affect our business, results of operations and financial condition;

•	we may incur losses as a result of unforeseen or catastrophic events, including the emergence of a pandemic, terrorist attacks or natural disasters;

•	inflation or a sustained increase in our key production and other costs would lead to higher manufacturing costs which could reduce our margins;

Legal and Regulatory Risks

•

we are subject to extensive environmental regulation and we could incur substantial costs as a result of compliance with, violations of or liabilities under applicable environmental laws and regulations;

•	we participate in German statutory energy programs;

•

our international sales and operations are subject to applicable laws relating to trade, export controls and foreign corrupt practices, the violation of which could adversely affect our operations; and

Risks Related to Ownership of our Shares

•	the price of our common stock may be volatile; and

•	a small number of our shareholders could significantly influence our business.

Given these uncertainties, you should not place undue reliance on our forward-looking statements. You should read this prospectus and the documents incorporated by reference herein with the understanding that our actual future results may be materially different from what we expect. The foregoing review of important factors is not exhaustive or necessarily in order of importance and should be read in conjunction with the other cautionary statements that are included in or incorporated by reference into this prospectus. These factors expressly qualify all subsequent oral and written forward-looking statements attributable to us or persons acting on our behalf. New factors emerge from time to time, and it is not possible for us to predict all such factors. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements contained in or incorporated by reference in this prospectus whether as a result of new information, future events or otherwise.

These factors are described in our most recent Annual Report on Form 10-K and in our other filings with the SEC.

INDUSTRY AND MARKET DATA

In this prospectus and the documents incorporated by reference herein, we rely on and refer to information and statistics regarding our market share and the markets in which we compete. We have obtained some of this market share information and industry data from internal surveys, market research, publicly available information and industry publications. Such reports generally state that the information contained therein has been obtained from sources believed to be reliable, but the accuracy or completeness of such information is not guaranteed. Although we believe this information is reliable, we have not independently verified nor can we guarantee the accuracy or completeness of that information, and investors should use caution in placing reliance on such information.

Statements in this prospectus and the documents incorporated by reference herein concerning the production capacity of our pulp mills are management estimates based primarily on historically achieved levels of production and assumptions regarding maintenance downtime. Statements concerning electrical generating capacity at our mills are also management estimates based primarily on our expected production (which largely determines the amount of electricity we can generate) and assumptions regarding maintenance downtime, in each case within manufacturers’ specifications of capacity.

MERCER INTERNATIONAL INC.

Company Overview

Mercer International Inc. is a Washington corporation and our common stock is listed on the NASDAQ Global Select Market under the symbol “MERC”.

We are a global forest products company with two reportable operating segments being pulp and wood products.

We have consolidated annual production capacity of approximately 2.3 million ADMTs of kraft pulp, 550 MMfbm of lumber and approximately 416.5 MW of electrical generation.

Our pulp segment consists of the manufacture, sale and distribution of pulp, electricity and other by-products at our pulp mills.

We are one of the world’s largest producers of “market” NBSK pulp, which is pulp that is sold on the open market. Our size provides us increased presence, better industry information in our markets and close customer relationships with many large pulp consumers. We operate two modern and highly efficient NBSK mills in Eastern Germany and one NBSK mill and a “swing” kraft mill in Western Canada which produces both NBSK and NBHK.

We are the sole NBSK producer, and the only significant market pulp producer in Germany, which is the largest pulp import market in Europe. We supply the growing pulp demand in China both through our Canadian mills’ ready access to the Port of Vancouver and through our Stendal mill’s existing logistics arrangements. In addition, as a result of the significant investments made in cogeneration equipment, all of our mills generate and sell a significant amount of surplus “green” energy. We also produce and sell tall oil, a by-product of our production process, which is used as both a chemical additive and as a green energy source.

Of our consolidated annual production capacity of approximately 2.3 million ADMTs of kraft pulp, approximately 2.1 million ADMTs or 91% is NBSK and the balance is NBHK.

Key operating details for each of our pulp mills are as follows:

•

Rosenthal mill. Our Rosenthal mill is a modern, efficient ISO 9001, 14001 and 50001 certified NBSK pulp mill that has an annual production capacity of approximately 360,000 ADMTs and 57 MW of electrical generation. The Rosenthal mill is located in the town of Rosenthal am Rennsteig, Germany, approximately 300 kilometers south of Berlin.

•

Stendal mill. Our Stendal mill is a state-of-the-art, single line, ISO 9001, 14001 and 50001 certified NBSK pulp mill that has an annual production capacity of approximately 740,000 ADMTs and 148 MW of electrical generation. The Stendal mill is located near the town of Stendal, Germany, approximately 130 kilometers west of Berlin.

•

Celgar mill. Our Celgar mill is a modern, efficient ISO 9001 and 14001 certified NBSK pulp mill that has an annual production capacity of approximately 520,000 ADMTs and 100 MW of electrical generation. The Celgar mill is located near the city of Castlegar, British Columbia, Canada, approximately 600 kilometers east of Vancouver.

•

Peace River mill. Our Peace River mill is a modern ISO 9001 and 14001 certified “swing” mill that produces both NBSK and NBHK pulp and has an annual production capacity of approximately 475,000 ADMTs and 70 MW of electrical generation. The Peace River mill is located near the town of Peace River, Alberta, Canada, approximately 490 kilometers north of Edmonton. Peace River also holds two 20-year renewable governmental forest management agreements and three deciduous timber allocations in Alberta with an aggregate allowable annual cut of approximately 2.4 million cubic meters of hardwood and softwood allocations totaling 400,000 cubic meters. Through our Peace River mill, we have a 50% proportionate share of the annual production capacity of the Cariboo mill, which is approximately 170,000 ADMTs and 28.5 MW of electrical generation. The Cariboo mill is located in Quesnel, British Columbia, Canada, approximately 660 kilometers north of Vancouver.

Our wood products segment consists of the manufacture, sale and distribution of lumber, electricity and other wood residuals at our Friesau mill. It is one of Germany’s largest mills.

Our Friesau mill has an annual production capacity of approximately 550 MMfbm of lumber and 13 MW of electrical generation from a modern biomass fueled cogeneration power plant built in 2009. The Friesau mill is located approximately 16 kilometers west of our Rosenthal mill and has historically been one of Rosenthal mill’s largest fiber suppliers. The mill produces lumber for European, U.S. and other lumber export markets.

We currently employ approximately 2,475 people and have our headquarters in Vancouver, Canada.

Our principal executive offices are located at Suite 1120, 700 West Pender Street, Vancouver, British Columbia, Canada, V6C 1G8, and our telephone number is (604) 684-1099.

SECURITIES WE MAY OFFER

Types of Securities

The types of securities that we may offer and sell from time to time by this prospectus are:

•	one or more series of debt securities;

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase shares of our common stock or debt securities; and

•	any combination of the above.

In this prospectus, we will refer to the debt securities, common stock, preferred stock and warrants to purchase common stock or debt securities collectively as “securities”. The total dollar amount of all securities that we may issue under this prospectus will not exceed $750,000,000. We will determine, at the time of the offering, the type, amount and price of the securities we will sell and other terms on which we will sell them. We may sell securities to or through underwriters, through agents or dealers or directly to investors on a continuous or delayed basis.

Prospectus Supplements

This prospectus provides you with a general description of the securities we may offer. This summary is not meant to be a complete description of such securities. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add to or change information contained in this prospectus. In that case, the prospectus supplement should be read as superseding this prospectus.

In each prospectus supplement we will include the following information:

•	the type and amount of securities which we propose to sell;

•	the offering price of the securities;

•	the names of the underwriters, agents or dealers, if any, through or to which we propose to sell the securities;

•	the compensation, if any, of those underwriters, agents or dealers;

•	information regarding over-allotment options, if any;

•	information regarding the securities exchange, if any, on which the securities will be listed or traded;

•	material United States federal income tax considerations applicable to the securities, where necessary; and

•	any other material information about the offering and sale of the securities.

For more details on the terms of the securities, you should read the exhibits filed with our registration statement, of which this prospectus is part, and the documents filed with the SEC in connection with any particular offering of the securities. You should also read both this prospectus and any prospectus supplement, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”.

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about, and observe, any of these restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

USE OF PROCEEDS

Except as may otherwise be stated in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities that we may offer and sell from time to time by this prospectus:

•	for general corporate and working capital purposes;

•	to repay, refinance, repurchase or otherwise retire existing indebtedness;

•	for capital expenditures;

•	for financing future strategic investment opportunities; and

•	as otherwise disclosed in any supplement to this prospectus.

The prospectus supplement for a particular offering will provide a more detailed description of the use of net proceeds from such offering.

DESCRIPTION OF DEBT SECURITIES

This summary, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. We will issue the senior notes under the senior indenture which we will enter into with one or more trustees. We will issue the subordinated notes under the subordinated indenture which we will enter into with one or more trustees. We have filed forms of these documents as exhibits to the registration statement of which this prospectus forms a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act”. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of the material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including, to the extent applicable:

•	the title;

•	the principal amount being offered and, if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

•	the maturity date;

•	the principal amount due at maturity and whether the debt securities will be issued with any original issue discount;

•

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for U.S. federal income tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•

the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any security;

•	whether or not the debt securities will be senior or subordinated, and the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

the date, if any, after which the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and any other applicable terms of those redemption provisions;

•	provisions for a sinking fund, purchase or other analogous fund, if any;

•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with shareholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	the procedures for any auction and remarketing, if any;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $2,000 and any integral multiple thereof;

•	if, other than dollars, the currency in which the series of debt securities will be denominated; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplements the terms, if any, on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the form initially filed as exhibits to the registration statement of which this prospectus forms a part do not contain any covenant that restricts our ability to merge or consolidate or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible into our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indentures

Unless otherwise specified in the applicable prospectus supplement, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been validly extended;

•	if we fail to pay the principal, or premium, if any, or to make payment required by any sinking fund or analogous fund when due and payable and the time for payment has not been validly extended;

•

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may, by notice to us in writing (and to the debenture trustee if notice is given by such holders), declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies, if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee, to institute the proceeding as trustee; and

•

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other directions inconsistent with the request, within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default on the payment of the principal, premium, if any, or interest on the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may modify an indenture without the consent of any holders with respect to specific matters, including, without limitation:

•	to fix any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Consolidation, Merger or Sale”;

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;

•	to evidence and provide for the acceptance of appointment under the indenture by a successor trustee;

•	to provide for uncertificated debt securities in addition to or in place of certificated securities and to make all appropriate changes for such purpose;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authentication and delivery of debt securities of any series;

•

to provide for the issuance of and to establish the form and terms and conditions of the debt securities of any series authorized pursuant to the indentures, to establish the form of any certifications required to be furnished pursuant to the indentures or any series or to add to the rights of the holders of any series of debt securities;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

•	to change anything that does not adversely affect the rights of any holder of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of debt securities of any series may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest or reducing any premium payable upon the redemption of any debt securities;

•	making the principal of (premium, if any), interest or other additional amounts on any debt security payable in any coin or currency other than that provided in such debt security; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Discharge

The indentures provide that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for certain obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace mutilated, destroyed, lost or stolen debt securities of the series;

•	maintain paying agencies;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations, or a combination of both, sufficient to pay all of the principal of, and premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $2,000 and integral multiples thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as “DTC”, or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplements, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will not impose a service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges applicable to or associated with such registration of transfer or exchange.

We will name in the applicable prospectus supplements the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, will undertake to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay the principal of, and any premium and interest on, the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make certain payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the debenture trustee in the city of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of, or any premium or interest on, any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the state of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the form initially filed as exhibits to the registration statement of which this prospectus forms a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt. Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Existing Senior Notes

We currently have outstanding the following issues of senior notes, collectively referred to as the “Senior Notes”:

•	$300.0 million in aggregate principal amount of 5.500% senior notes due 2026, referred to as the “2026 Senior Notes”; and

•	$875.0 million in aggregate principal amount of 5.125% senior notes due 2029, referred to as the “2029 Senior Notes”.

The 2026 Senior Notes mature on January 15, 2026 and interest on the 2026 Senior Notes is payable semi-annually in arrears on each January 15 and July 15. Commencing July 15, 2018, interest is payable to holders of record of the 2026 Senior Notes on the immediately preceding January 1 and July 1 and is computed on the basis of a 360-day year consisting of twelve 30-day months. Commencing January 15, 2021, the 2026 Senior Notes became redeemable at our option at a price equal to 102.750% of the principal amount redeemed and declining ratably on January 15 of each year thereafter to 100.000% on or after January 15, 2023.

The 2029 Senior Notes mature on February 1, 2029 and interest on the 2029 Senior Notes is payable semi-annually in arrears on each February 1 and August 1. Commencing August 1, 2021, interest is payable to holders of record of the 2029 Senior Notes on the immediately preceding January 15 and July 15 and is computed on the basis of a 360-day year consisting of twelve 30-day months. Commencing February 1, 2024, the 2029 Senior Notes will become redeemable at our option at a price equal to 102.563% of the principal amount redeemed and declining ratably on February 1 of each year thereafter to 100.000% on or after February 1, 2026.

Each of the indentures governing the Senior Notes contains covenants limiting, among other things, our ability and the ability of our restricted subsidiaries to: incur additional indebtedness or issue preferred stock; pay dividends or make other distributions to our shareholders; purchase or redeem capital stock or subordinated indebtedness; make investments; create liens; incur restrictions on the ability of our restricted subsidiaries to pay dividends or make other payments to us; sell assets; consolidate or merge with or into other companies or transfer all or substantially all of our assets; and engage in transactions with affiliates. As of June 30, 2022, all of our subsidiaries were restricted subsidiaries.

The Senior Notes are unsecured and are not guaranteed by any of our operating subsidiaries, all of which are located outside the United States. Our obligations under the outstanding Senior Notes rank: effectively junior in right of payment to all of our existing and future secured indebtedness, to the extent of the assets securing such indebtedness, and all indebtedness and liabilities of our subsidiaries; equal in right of payment with all of our existing and future unsecured senior indebtedness, including any senior debt securities issued pursuant to this prospectus; and senior in right of payment to any of our future subordinated indebtedness, including subordinated debt securities issued pursuant to this prospectus.

DESCRIPTION OF CAPITAL STOCK

This section contains a general description of the terms and provisions of our share capital which we may offer and sell by this prospectus. This description includes both our common stock and our preferred stock (certain terms of which also affect the common stock). The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to our Articles of Incorporation, referred to as the “Articles”, and amendments thereto which have been filed with the SEC. See “Incorporation of Certain Information by Reference”. While the terms we have summarized below will apply generally to any future common stock and preferred stock that we may offer, we will describe the particular terms of any securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any security we offer under that prospectus supplement may differ from the terms we describe below.

We are authorized under our Articles to issue up to 200,000,000 shares of common stock, $1.00 par value per share and 50,000,000 shares of preferred stock, $1.00 par value per share, issuable in series. As of the date of this prospectus, there were 66,167,191 shares of common stock and no shares of preferred stock of any series issued and outstanding.

Common Stock

Each share of our common stock entitles the holder to one vote at a meeting of our shareholders. Cumulative voting in the election of directors is not permitted. The shares of the common stock are entitled to dividends when, as and if declared by our board of directors from time to time. Upon the liquidation, dissolution or winding up of Mercer, the holders of the shares of common stock are entitled to participate pro rata in any distribution of our assets (in cash or in kind or partly each) after the payment of all liabilities, subject to the rights of holders of preferred stock.

Preferred Stock

We are authorized, without further action by our shareholders, to issue preferred stock from time to time and to: (i) divide the preferred stock into one or more series; (ii) designate the number of shares of each series and the designation thereof; (iii) fix and determine the relative rights and preferences as between series including, but not limited to, the dividend rate (and whether dividends are cumulative), conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price and liquidation preferences (if and to the extent that any such rights are to be applicable to any such series); and (iv) amend the relative rights and preferences of any series that is wholly unissued.

We have also authorized 2,000,000 shares of Series A Junior Participating Preferred Shares, referred to as the “Series A Preferred Shares”, none of which are issued and outstanding as of the date of this prospectus.

Series A Preferred Shares

The holders of Series A Preferred Shares are entitled to receive, subject to the rights of holders of preferred stock ranking prior to the Series A Preferred Shares, quarterly dividends, when, as and if declared by the directors of Mercer, in an amount equal to the greater of (i) $10 or (ii) 100 times the dividends declared on the shares of common stock. Mercer is required to declare a dividend on the Series A Preferred Shares immediately after it declares a dividend on its shares of common stock and all dividends declared are cumulative but do not bear interest.

In the event that dividends declared on the Series A Preferred Shares are in arrears for six quarterly periods, all holders of preferred stock with dividends in arrears for six quarterly periods, irrespective of the series, voting as a class, have the right to elect two directors at a meeting of its shareholders. However, the term of any director so elected terminates upon the payment of outstanding dividends. When dividends on the Series A Preferred Shares are in arrears: (i) Mercer cannot declare or pay dividends on, or make any other distribution on, or redeem or purchase, any shares ranking junior to the Series A Preferred Shares; (ii) declare or pay dividends on, or make any other distributions on, any shares ranking on parity with the Series A Preferred Shares, except dividends paid ratably on the Series A Preferred Shares and all such parity shares on which dividends are payable or in arrears on a pro rata basis; (iii) redeem or purchase shares ranking on parity with the Series A Preferred Shares, except that Mercer may redeem or purchase such parity shares in exchange for shares ranking junior to the Series A Preferred Shares; or (iv) purchase any Series A Preferred Shares or shares ranking on parity with the Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication to all holders of such shares upon such terms as the directors of Mercer determine in good faith will result in a fair and equitable treatment among the respective shares.

Upon the liquidation, dissolution or winding up of Mercer, no distribution may be made to holders of shares ranking junior to the Series A Preferred Shares unless, prior thereto, the holders of Series A Preferred Shares have received $100 per share plus an amount equal to accrued and unpaid dividends thereon, whether or not declared. Following such payment, holders of Series A Preferred Shares are not entitled to any additional distributions and holders of Series A Preferred Shares and holders of the shares of common stock are entitled to receive a pro rata share of the remaining assets of Mercer to be distributed.

In the event that Mercer enters into any consolidation, merger, combination or other transaction in which shares of common stock of Mercer are exchanged for securities, cash and/or other property, the Series A Preferred Shares shall at the same time be similarly exchanged in an amount per share equal to 100 times the aggregate amount of the securities, cash and/or other property into which each share of common stock of Mercer is exchanged.

The holders of Series A Preferred Shares vote together as one class with the holders of shares of common stock. Each Series A Preferred Share entitles the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of Mercer.

Anti-takeover Provisions

Washington Law

Mercer is subject to the provisions of Chapter 23B.19 of the Washington Business Corporation Act, contained within the Revised Code of Washington, which prohibits a Washington corporation, with certain exceptions, from engaging in certain significant business transactions with an “acquiring person” (defined generally as a person or group of persons who beneficially own or acquire 10% or more of Mercer’s voting securities) for a period of five years following the acquiring person’s share acquisition date. The prohibited transactions include, among others, mergers or consolidations with, disposition of assets to, or issuance or redemption of stock to or from, the acquiring person, or any other receipt by the acquiring person of a disproportionate benefit as a shareholder.

Exceptions to this statutory prohibition include approval of the significant business transaction at a shareholders meeting by holders of not less than two-thirds of the outstanding shares entitled to vote on the transaction, not counting shares as to which the acquiring person has beneficial ownership or voting control, significant business transactions approved by a majority of the members of our board of directors prior to the acquiring person first becoming an acquiring person, or a merger, share exchange, consolidation, liquidation, distribution or certain other significant business transactions entered into with the acquiring person where certain requirements regarding the fairness of the consideration to be received by the shareholders have been met. Mercer may not exempt itself from coverage of this statute. These statutory provisions may have the effect of delaying, deterring or preventing a change in control of Mercer.

Articles of Incorporation

The board of directors of Mercer has the authority to issue up to 50,000,000 shares of preferred stock, and to fix the rights, preferences, privileges and restrictions, including voting rights, of these shares without any further vote or action by the holders of the shares of common stock. The rights of the holders of shares of preferred stock that may be issued in the future may adversely affect the rights of the holders of the shares of common stock. The issuance of the preferred stock, while providing Mercer with desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of Mercer, thereby delaying, deferring or preventing a change in control of Mercer. Furthermore, such preferred stock may have other rights, including economic rights senior to the shares of common stock and, as a result, the issuance of the preferred stock could have a material adverse effect on the market value of the shares of common stock. Mercer has no present plan to issue shares of preferred stock.

Dividend Policy

Since the end of the last fiscal year, our board of directors declared: (i) a quarterly dividend of $0.075 per common share paid on April 6, 2022; (ii) a quarterly dividend of $0.075 per common share paid on July 7, 2022; and (iii) a quarterly dividend of $0.075 per common share to be paid on October 5, 2022.

The further declaration and payment of dividends is at the discretion of our board of directors and will depend upon various factors, including our earnings, financial condition, restrictions imposed by our credit facilities and the terms of any other indebtedness that may be outstanding, cash requirements, future prospects and other factors deemed relevant by our board of directors. The indentures governing our Senior Notes and our credit facilities limit our ability to pay dividends or make other distributions on capital stock. Therefore, no assurance can be given as to the amount or timing of the declaration and payment of future dividends.

Listing

Our common stock is listed on the NASDAQ Global Select Market under the symbol “MERC”.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is Computershare.

DESCRIPTION OF WARRANTS

We have provided below a summary description of warrants that we may issue. This description is not complete and is qualified in its entirety by reference to the full text of the applicable warrant agreement. You should read the full text of any such warrant agreement.

We may issue warrants, in one or more series, for the purchase of debt securities or shares of our common stock. Warrants may be issued independently or together with our debt securities or common stock and may be attached to or separate from any offered securities. While the terms we have summarized below will generally apply to any future warrants we may offer under this prospectus, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement.

We will issue the warrants directly or under a warrant agreement which we will enter into with a warrant agent to be selected by us. In addition to this summary, you should refer to the detailed provisions of the specific warrant agreement, where applicable, for complete terms of the warrants. Where applicable, a form of warrant agreement will be filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part by post-effective amendment or a Current Report on Form 8-K.

The warrants will be evidenced by warrant certificates. Unless otherwise specified in the prospectus supplement, the warrant certificates may be traded separately from the debt securities or common stock, if any, with which the warrant certificates were issued. Warrant certificates may be exchanged for new warrant certificates of different denominations at the office of an agent that we will appoint. Until a warrant is exercised, the holder of a warrant does not have any of the rights of a holder of our debt securities or common stock and is not entitled to any payments on any debt securities or common stock issuable upon exercise of the warrants.

A prospectus supplement accompanying this prospectus relating to a particular series of warrants to issue debt securities or common stock will describe the terms of those warrants, including:

•	the title and the aggregate number of warrants;

•	the offering price for such warrants;

•	the debt securities or common stock for which each warrant is exercisable;

•	the date or dates on which the right to exercise such warrants commence and expire;

•	the price or prices at which such warrants are exercisable;

•	the terms of any anti-dilution or other adjustment provisions;

•	the currency or currencies in which such warrants are exercisable;

•	the periods during which and places at which such warrants are exercisable;

•	the terms of any mandatory or operation call provisions;

•	the price or prices, if any, at which the warrants may be redeemed at the option of the holder or will be redeemed upon expiration;

•	the identity of the warrant agent;

•	the exchanges, if any, on which such warrants may be listed; and

•	any additional terms of such warrants.

You may exercise warrants by payment to our warrant agent of the exercise price, in each case in such currency or currencies as are specified in the warrant, and by giving your identity and the number of warrants to be exercised. Once you pay our warrant agent and deliver the properly completed and executed warrant certificate to our warrant agent at the specified office, our warrant agent will, as soon as practicable, forward securities to you in authorized denominations or share amounts. If you exercise less than all of the warrants evidenced by your warrant certificate, you will be issued a new warrant certificate for the remaining amount of warrants.

PRICE RANGE OF SHARES OF COMMON STOCK

The following table sets forth the high and low sale prices of our common stock, as reported on the NASDAQ Global Select Market, for the quarters indicated:

Fiscal Quarter Ended	High	Low
2022
March 31	$14.95	$10.83
June 30	$17.17	$12.70
2021
March 31	$16.70	$10.04
June 30	$18.14	$12.26
September 30	$12.85	$10.58
December 31	$12.16	$9.51
2020
March 31	$13.44	$6.42
June 30	$10.43	$6.76
September 30	$8.76	$6.06
December 31	$10.76	$5.77

On August 1, 2022, the last reported sale price of our common stock as reported on the NASDAQ Global Select Market was $16.15.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus and any prospectus supplement from time to time in one or more transactions as follows:

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly by us to investors; or

•	through a combination of any such methods of sale.

We, directly or through agents or dealers, may sell, and the underwriters may resell, the securities from time to time in one or more transactions, including:

•	transactions on the NASDAQ Global Select Market or any other organized market where the securities may be traded;

•	in an over-the-counter market;

•	in negotiated transactions; or

•	through a combination of any such methods of sale.

The securities may be sold at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We will describe the method of distribution of the securities to be sold in the applicable prospectus supplement.

Agents designated by us from time to time may solicit offers to purchase the securities. We will name any such agent involved in the offer or sale of the securities and set forth any compensation in the form of discounts, concessions or commissions payable by us or our purchasers to such agent in a prospectus supplement relating to any such offer and sale of securities. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter of the securities, as that term is defined in the Securities Act.

If underwriters are used in the sale of securities, securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. We will set forth in a prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. Such compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities. These transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M promulgated by the SEC pursuant to which these persons may bid for or purchase securities for the purpose of stabilizing their market price. We will describe any such activities in the prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is listed on the NASDAQ Global Select Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. A prospectus supplement will set forth the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any such sales, including the terms of any bidding, auction or other process, if utilized.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution. Underwriters or agents and their associates may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

The underwriters in our offering of our securities may also create a “short position” for their account by selling more securities in connection with the offering than they are committed to purchase from us. In that case, the underwriters could cover all or a portion of the short position by either purchasing securities in the open market following completion of the offering of such securities or by exercising any over-allotment option granted to them by us.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities under the Securities Act or to contribution by us to payments they may be required to make in respect of such liabilities. A prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates, may engage in transactions with or perform services for us and our subsidiaries in the ordinary course of their business.

LEGAL MATTERS

The validity of the securities being offered by this prospectus and applicable prospectus supplement and certain other legal matters in connection with the issuance and sale of such securities will be passed upon for the Company by Sangra Moller LLP, Vancouver, British Columbia, Sheppard, Mullin, Richter & Hampton LLP, Los Angeles, California and Cairncross & Hempelmann P.S., Seattle, Washington. Counsel named in the applicable prospectus supplement will pass upon legal matters for any underwriters, dealers or agents.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.mercerint.com. Our website is not part of this prospectus and is not incorporated by reference into this prospectus.

This prospectus omits some information contained in the registration statement of which this prospectus forms a part in accordance with the SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities we may offer. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference into this prospectus is deemed to be part of this prospectus, and any information filed with the SEC after the date of this prospectus will automatically be deemed to update and supersede information contained in this prospectus and any accompanying prospectus supplement.

The following documents previously filed with the SEC are incorporated by reference in this prospectus:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on February 17, 2022;

•	our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2022 and June 30, 2022 filed with the SEC on April 28, 2022 and July 28, 2022, respectively;

•	our definitive proxy statement on Schedule 14A filed with the SEC on April 18, 2022;

•

our current reports on Form 8-K filed with the SEC on January 21, 2022, March 16, 2022, May 31, 2022 and July 28, 2022 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such current report on Form 8-K); and

•

the description of the Registrant’s shares of common stock contained in the Description of Securities filed as Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including any amendments or reports filed for the purpose of updating such description (File No. 000-51826).

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus until the date on which the registration statement containing this prospectus has been withdrawn shall also be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents. In no event, however, will any of the information that we disclose under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that we may from time to time file with the SEC be incorporated by reference into, or otherwise be included in, this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide promptly without charge to you, upon oral or written request, a copy of any document incorporated by reference in this prospectus, other than exhibits to these documents unless the exhibits are specifically incorporated by reference in these documents. Requests should be directed as follows:

Mercer International Inc.

Suite 1120

700 West Pender Street

Vancouver, British Columbia

V6C 1G8 Canada

Telephone: (604) 684-1099

Attention: Investor Relations

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses payable by us in connection with the offering described in this registration statement.

SEC Registration and Filing Fee	$	nil
The NASDAQ Global Select Market listing fee		*
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Trustee and Transfer Agent Fees and Expenses		*
Blue Sky Qualification Fees and Expenses		*
Printing Expenses		*
Miscellaneous Expenses		*

Total	$	*

*	These fees and expenses are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate incurring in connection with the offering of securities under this registration statement. Information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B.

Item 15. Indemnification of Directors and Officers

Section 23B.08.310, Section 23B.08.320 and Sections 23B.08.500 to 23B.08.603 of the Washington Business Corporation Act, referred to herein as the “Washington Corporation Act”, set out provisions relating to the limitation of liability and indemnification of directors and officers of a corporation. Section 23B.08.320 of the Washington Corporation Act provides that a corporation’s articles of incorporation may contain provisions not inconsistent with law that eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for conduct as a director, other than for certain acts or omissions, including those that involve the intentional misconduct by a director or a knowing violation of law by a director. Specifically, Section 23B.08.560 of the Washington Corporation Act provides that if authorized by (i) the articles of incorporation, (ii) a bylaw adopted or ratified by the shareholders, or (iii) a resolution adopted or ratified, before or after the event, by the shareholders, a company will have the power to indemnify a director made party to a proceeding, or to obligate itself to advance or reimburse expenses incurred in a proceeding, without regard to the limitations on indemnification contained in Section 23B.08.510 through 23B.08.550 of the Washington Corporation Act, provided that no such indemnity shall indemnify any director (i) for acts or omissions that involve intentional misconduct by the director or a knowing violation of the law by the director, (ii) for conduct finally adjudged to be in violation of Section 23B.08.310 of the Washington Corporation Act, or (iii) for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

Furthermore, Section 23B.08.580 of the Washington Corporation Act provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of such corporation, or who, while a director, officer, employee, or agent of such corporation, is or was serving at the request of such corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by such individual in that capacity or arising from such individual’s status as a director, officer, employee, or agent, whether or not such corporation would have power to indemnify such individual against the same liability under Section 23B.08.510 or 23B.08.520 of the Washington Corporation Act.

Section 7.1 of the Articles provides that the Company may indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party to, or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. The Company may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against such person. To the full extent permitted by law, the indemnification provided in the Articles does include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement, and, in the manner provided by law, any such expenses may be paid by the Company in advance of the final disposition of such action, suit or proceeding. The indemnification provided in the Articles also is not deemed to limit the right of the Company to indemnify any other person for any such expenses to the full extent permitted by law, and is not deemed exclusive of any other rights to which any person seeking indemnification from the Company may be entitled under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 7.2 of the Articles provides that no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for his or her conduct as a director, except for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) approval of distributions or loans in violation of Section 23B.08.310 of the Washington Corporation Act, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

According to Section 7.2 of the Articles, if the Washington Corporation Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Washington Corporation Act, as so amended. Furthermore, Section 7.2 specifies that any amendment to or repeal of Article 7 of the Articles shall not adversely affect any right or protection of a director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

We have entered into indemnity agreements, referred to as the “Indemnity Agreements”, with each of our directors and certain of our executive officers. We have agreed under each of the Indemnity Agreements to indemnify each of our directors and such officers against any and all claims and costs that are or may be brought against him or her as a result of being one of our directors, officers or employees or that of a company related to us. However, under the Indemnity Agreements, we are not obligated to indemnify a director or such officers against any claims or costs in certain instances, including if it is determined that the director or officer failed to act honestly and in good faith with a view to our best interests, if the claim or costs arose out of a non-appealable criminal conviction of the director or officer where the director or officer pleaded or was found guilty, if the director or officer failed to disclose an interest or conflict as required under corporate legislation in Washington state or we are not permitted to indemnify the director or officer under such legislation, or if the director or officer has violated any insider trading rules under United States federal and state securities laws.

Item 16. List of Exhibits

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit Index

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement.

3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to Form 8-A filed on March 2, 2006 (File No. 000-51826)).

3.2	Bylaws (incorporated by reference to Exhibit 3.2 to Form 10-K filed on February 17, 2022 (File No. 000-51826)).

4.1	Specimen Common Stock Certificate amended (incorporated by reference from Form 8-A dated March 1, 2006).

4.2	Indenture dated December 20, 2017 between Mercer International Inc. and Wells Fargo Bank, National Association, as trustee, relating to the 2026 Senior Notes (incorporated by reference from Form 8-K filed December 20, 2017).

4.3	Indenture dated January 26, 2021 between Mercer International Inc. and Wells Fargo Bank, National Association, as trustee, relating to the 2029 Senior Notes (incorporated by reference from Form 8-K filed January 26, 2021).

4.4	Form of Senior Debt Indenture between the registrant and one or more trustees to be named.

4.5	Form of Subordinated Debt Indenture between the registrant and one or more trustees to be named.

4.6*	Form of Senior Note.

4.7*	Form of Subordinated Note.

4.8*	Form of Warrant Agreement.

4.9*	Form of Preferred Stock Certificate.

5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP, as to the legality of the securities being offered.

5.2	Opinion of Cairncross & Hempelmann P.S., as to the legality of the securities being offered.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in exhibit 5.1).

23.3	Consent of Cairncross & Hempelmann P.S. (included in exhibit 5.2).

24.1	Power of Attorney (included on signature page of this registration statement).

25.1**	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939, as amended.

25.2**	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939, as amended.

107	Filing Fee Table

*	To be filed by amendment hereto or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	To be filed separately under the electronic form type 305B2, if applicable.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(b)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act to any purchaser:

(a)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

To file an application for the purpose of determining the eligibility of the Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer of controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant also hereby undertakes that:

(a)

For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(b)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada on the 2nd day of August, 2022.

MERCER INTERNATIONAL INC.

By:	/s/ Juan Carlos Bueno
Name:	Juan Carlos Bueno
Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Juan Carlos Bueno and David K. Ure, or either of them acting alone or together, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and sign any registration statement (or amendment thereto) for the same offering covered by the registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature:	Title:	Date:

/s/ Juan Carlos Bueno Juan Carlos Bueno	Chief Executive Officer and Director (Principal Executive Officer)	August 2, 2022

/s/ David K. Ure David K. Ure	Chief Financial Officer, Senior Vice-President, Finance, and Secretary (Principal Financial and Accounting Officer)	August 2, 2022

/s/ Jimmy S.H. Lee Jimmy S.H. Lee	Executive Chairman and Director	August 2, 2022

/s/ Keith Purchase Keith Purchase	Director	August 2, 2022

/s/ William D. McCartney William D. McCartney	Lead Director	August 2, 2022

/s/ James Shepherd James Shepherd	Director	August 2, 2022

Signature:	Title:	Date:

/s/ Alan C. Wallace Alan C. Wallace	Director	August 2, 2022

/s/ Linda J. Welty Linda J. Welty	Director	August 2, 2022

/s/ Rainer Rettig Rainer Rettig	Director	August 2, 2022

/s/ Alice Laberge Alice Laberge	Director	August 2, 2022

/s/ Janine North Janine North	Director	August 2, 2022